SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act
of 1934

Check the appropriate box:

|X| Preliminary Information Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14c
5(d)(2))

|_| Definitive Information Statement

ROCKY MOUNTAIN FUDGE COMPANY, INC.
(Name of Registrant as Specified in its Charter)

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|X| No fee required

|_| Fee computed on table below per Exchange Act Rules 14c 5(g) and 0 11.

(1) Title of each class of securities to which transaction applies: N/A.

(2) Aggregate number of securities to which transaction applies: N/A.

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0 11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A.

(4) Proposed maximum aggregate value of transaction: N/A.

(5) Total fee paid: N/A.

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

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Contact Persons: Steven D. Moulton
4596 Russell Street
Salt Lake City, Utah 84117 Tel: (801) 230-1807; Fax: 801 401 7256

ROCKY MOUNTAIN FUDGE COMPANY, INC.
4596 Russell Street
Salt Lake City, Utah 84117

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND A PROXY

INTRODUCTION

This Information Statement is being furnished to stockholders of Rocky Mountain Fudge Company, Inc., a Nevada corporation, (the "Company," the "Corporation," "Rocky Mountain Fudge" "we," "our," "us" or words or similar import), regarding the following proposal:

PROPOSED AMENDMENT TO OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE
AUTHORIZED SHARES FROM 50,000,000 TO 110,000,000

Currently, our Amended and Restated Articles of Incorporation, authorizes us to issue up to fifty thousand (50,000,000) shares of our common stock. Currently we have two million two hundred fifty thousand (2,250,000) shares of our common stock issued and outstanding.

We wish to amend our Articles of Incorporation to authorize us to issue up to one hundred million (100,000,000) shares of common stock of our Company and ten million (10,000,000) shares of preferred stock of our Company. The following is the text of the proposed amendment, which shall replace the current Article Three of our Articles of Incorporation:

ARTICLE THREE - CAPITALIZATION

A. The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is one hundred million (110,000,000) shares, one-hundred million (100,000,000) shares of which shall be Common Stock (the “Common Stock”) and ten million (10,000,000) shares of which shall be Preferred Stock (the “Preferred Stock”). The Preferred Stock shall have a par value of one-tenth of one cent ($0.001) per share and the Common Stock shall have a par value of one-tenth of one cent ($0.001) per share.

Purpose of the Proposal.

Our Board of Directors is seeking to ensure that shares of our common stock and preferred stock will be available for future issuance in the event our Board of Directors determines that it is necessary or advisable in the future to do any of the following:

(a) raise additional capital through the sale of equity securities to fund business operations;
•
(b) provide equity incentives to employees, officers and consultants;
•
(c) declare stock dividends and/or effect stock splits; and/or

(d) other corporate purposes.

Other than as described above, our Board of Directors has not entered into any agreement, arrangement or commitment to issue any of the shares for which approval is sought. Our Board of Directors believes that it is in the best interest of our Company to effectuate this action at this time to avoid any potential problems relating to expense or delay if a specific need were to arise. Our Board of Directors believes that any delay caused by obtaining approval of our stockholders at a future date could significantly impair our ability to meet financing requirements or other objectives.

Effects of the Proposal.

The increase in the authorized shares of our common stock and preferred stock will not have any immediate effect on the rights of existing stockholders. However, our Board of Directors will have the authority to issue authorized shares of common stock and create new classes of preferred stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or regulations, the Company’s governing documents, or the rules of any stock exchange, NASDAQ or any automated inter-dealer quotation system on which the Company’s common stock may then be traded. Our stockholders could therefore experience a reduction in their ownership interest in our Company with respect to earnings per share (if any), voting, liquidation value, and book and market value if the additional authorized shares are issued. The holders of our common stock have no preemptive rights, which mean that current stockholders do not have a prior right to purchase any new issue of common stock in order to maintain their proportionate ownership in our Company. Our Board of Directors has no plans to grant preemptive rights with respect to any of the newly-authorized shares.

Although our Board of Directors will authorize the issuance of additional shares of stock or instruments into which the stock is exercisable or convertible for only when it considers doing so to be in the best interests of our Company. In addition, the ability to issue additional shares could enable our Board of Directors to render more difficult or discourage an attempt to obtain control of the Company through, for example, a proposed merger, tender offer or proxy contest. Neither management nor the Board of Directors is aware of any planned effort on the part of any party to accumulate material amounts of common stock or to acquire control of our Company by means of a merger, tender offer, proxy contest or otherwise, or to change our Company’s management.

Rights of Holders of Common Stock

Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders and to receive, ratably, dividends, if any, as may be declared from time to time by the Board of Directors from funds legally available therefore, subject to the payment of any outstanding preferential dividends declared with respect to any preferred stock that from time to time may be outstanding. Upon our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in any assets available for distribution to stockholders after payment of all of our obligations, subject to the rights to receive preferential distributions of the holders of any preferred stock then outstanding.

Timing of the Amendment.

The proposed amendment to the Company’s Articles of Incorporation will become effective upon filing of an Article of Amendment with the Nevada Secretary of State. Pursuant to Rule 14c-2 under the Exchange Act, the proposed amendment may not be filed until twenty calendar days after the mailing of this information statement to our stockholders. We anticipate filing the amendment immediately following the expiration of the twenty-day waiting period. However, our board of directors retains discretion under Nevada Law not to implement the amendment. If our board exercises this discretion, our articles will not change.

Approximate Date of Mailing: April 20, 2008.

The amendment to the Articles of Incorporation will become effective on the later of the opening of business on May 11, 2008, or a date that is at least 21 days from the mailing of this Information Statement to our stockholders.

The amendment to our Articles of Incorporation is the only matter covered by this Information Statement.

Dissenters Rights.

There are no dissenters' rights applicable to the amendment to our Articles of Incorporation.

Interest of Certain Persons in Matters to be Acted Upon

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the amendment of the Articles of Incorporation that is not shared by all other stockholders.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities.

The securities that would have been entitled to vote if a meeting was required to have been held regarding these amendments to our Articles of Incorporation consist of shares of our common stock. Each share of our common stock is entitled to one vote. The number of outstanding shares of our common stock at the close of business on March 31, 2008, the record date for determining our stockholders who would have been entitled to notice of and to vote on the amendments to our Articles of Incorporation, was 2,250,000.

Security Ownership of Principal Holders and Management.

The following table sets forth certain information as of March 31, 2008, regarding current beneficial ownership of our common stock by (i) each person known by us to own more than 5% of the outstanding shares of our common stock, (ii) each of our executive officers and directors, and (iii) all of our executive officers and directors as a group. Except as noted, each person has sole voting and sole investment or dispositive power with respect to the shares owned.

Name	Positions Held	Amount and Nature of Beneficial Ownership	Percentage of Class (1)

Steven D. Moulton (2)*	President, Secretary, Treasurer, Director, stockholder	1,200,000	53.3%

Vallerie Moulton (2)	stockholder	400,000	17.8%

Ronald Moulton (2)	stockholder	200,000	8.9%

(1) Based upon 2,250,000 shares of common stock outstanding on March 31, 2008
(2) Ronald Moulton and Vallerie Moulton are married and are the parents of Steven D. Moulton.
* Steven D. Moulton, is our President, Secretary, Treasurer, and sole Director. Accordingly, all of our executive officers and directors as a group (1 person) own 53.3%.

AMENDMENT TO THE ARTICLES OF INCORPORATION
AND VOTE REQUIRED FOR APPROVAL
Nevada Law.

The amendment to the Articles of Incorporation was unanimously adopted by our Board of Directors and the stockholders holding the majority of our issued and outstanding common stock. Section 78.385 of the Nevada Revised Statutes states that every amendment to the Articles of Incorporation of a corporation shall first be adopted by resolution of the Board of Directors and then be subject to the approval of persons owning a majority of the securities entitled to vote on any such amendment. Sections 78.315 and 78.320 of the Nevada Revised Statutes, respectively, provides that the Board of Directors, by unanimous written consent, and persons owning the required majority of voting securities necessary adopt any action that would otherwise be required to be submitted to a meeting of stockholders, may adopt such action by written consent, without a formal meeting of stockholders

On March 31, 2008 the stockholders of eighty percent (80%) of our issued and outstanding common stock agreed through a written consent to approve the amendment to our Articles of Incorporation as outlined above. As the approval for the amendment was obtained by a majority of our Company’s stockholders, no additional votes are required or necessary to adopt the amendment to the Articles of Incorporation, and none are being solicited hereunder. See the caption "Voting Securities and Principal Holders Thereof" herein.

The effective date of the amendment to our Articles of Incorporation will be on the latter of the opening of business on May 11, 2008, or 21 days from the mailing of this Information Statement to our stockholders.

NOTICE

THE MAJORITY STOCKHOLDER OF OUR COMPANY THAT HAS CONSENTED TO THE ADOPTION OF THESE RESTATED AND AMENDED ARTICLES OF INCORPORATION AND HAS CONSENTED TO THE FOURTEEN-TO-ONE REVERSE STOCK SPLIT OWNS IN EXCESS OF THE REQUIRED NUMBER OF OUR OUTSTANDING VOTING SECURITIES TO ADOPT THESE AMENDMENTS UNDER NEVADA LAW, AND HAS DONE SO. NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE ARE REQUESTED.

BY ORDER OF THE BOARD OF DIRECTORS

April 8, 2008

Steven D. Moulton, President and Director